Exhibit 99.1

Contact:

Jeff Misakian

Global Vice President, Investor Relations

(562) 552-9417

jmisakian@go2uti.com

UTi WORLDWIDE REPORTS FISCAL 2014

THIRD QUARTER RESULTS

— Freight Forwarding Operating System Launched in Germany —

Long Beach, Calif., December 5, 2013 – UTi Worldwide Inc. (NASDAQ: UTIW) today reported financial results for its fiscal 2014 third quarter ended October 31, 2013.

Fiscal Third Quarter 2014 vs. 2013 Results:

•	Revenues were $1,154.4 million, a decrease of 0.2 percent from $1,156.7 million.

•	Net revenues (revenues minus purchased transportation costs) were $393.5 million, a decrease of 2.5 percent from $403.6 million.

•	On an organic basis, revenues increased 3.1 percent and net revenues increased 1.6 percent versus the comparable prior year period.

•	Net loss attributable to UTi Worldwide Inc. was $9.1 million, or $0.09 per diluted share, compared to net income of $10.5 million, or $0.10 per diluted share.

•	The GAAP net loss in the fiscal 2014 third quarter includes after-tax severance costs of $12.0 million, or $0.12 per diluted share. In addition, the company recorded additional tax expense exceeding its normalized tax rate by $5.2 million, or $0.05 per diluted share.

•	Excluding the after-tax severance costs and the additional tax expense described above, non-GAAP net income attributable to UTi Worldwide Inc. was $8.1 million, or $0.08 per diluted share.

•	All references to adjusted items and organic items in this release refer to non-GAAP results. A reconciliation of GAAP to these non-GAAP results is provided in the supplemental financial information attached to this release.

Eric W. Kirchner, chief executive officer, said, “Our fiscal 2014 third quarter results reflect increased activity in both our freight forwarding and contract logistics and distribution segments, offset by transformation-related costs. Our sales efforts drove freight forwarding volume growth that was ahead of the market, particularly in airfreight. Rates were under pressure in the third quarter and this led to a decline in net revenue per unit of cargo that partially offset the higher volumes. We anticipate this rate pressure to continue for the foreseeable future. Improved trading conditions and our ongoing sales activities in contract logistics and distribution led to new business and increases in existing accounts. Year over year comparisons in contract logistics and distribution were negatively impacted by the conclusion in October 2012 of a high-margin account in the Americas and the impact of currency exchange rates on our global results.”

Kirchner continued, “Since October 1, we have launched our 1View freight forwarding operating system in five countries, including Belgium, France and Germany. There are now 27 countries that are live on the system, representing approximately 50 percent of total freight forwarding shipments. We continue to expect approximately 70 percent of shipments to be on the new system at the end of our 2014 fiscal year. In addition, we expect to be substantially complete with the system rollout by the middle of fiscal 2015. Because of the progress made in our transformation activities, we removed approximately $30 million in pre-tax operating expenses on an annualized basis at the end of the third quarter. None of these cost reductions are reflected in our third quarter results. We anticipate an additional $10-12 million of annualized pre-tax operating expenses to be removed by the end of our 2014 fiscal year. We expect to realize cumulative gross pre-tax cost savings of approximately $75-95 million on an annualized go-forward basis by the end of fiscal 2015, beginning with the cost actions taken during the third quarter.”

Operating expenses less purchased transportation costs were $386.2 million in the third quarter of fiscal 2014. Severance costs in the fiscal 2014 third quarter were $13.2 million on a pre-tax basis, compared to $3.9 million in the same period last year. In addition, the company accrued $5.2 million in the fiscal 2013 third quarter for other costs as a result of a legal judgment relating to a 2006 warehouse fire which was not covered by insurance. Excluding these items, adjusted operating expenses less purchased transportation costs were $373.1 million, compared to $371.8 million in the same period last year. On an organic basis, adjusted operating expenses less purchased transportation costs increased 4.2 percent, compared to the same period last year. The increase primarily reflects costs associated with transformation related activities.

The company recorded a tax provision of $9.3 million in the fiscal 2014 third quarter on pretax income of $2.0 million, due to valuation allowances and the mix of taxable income across the company’s tax jurisdictions.

Investor Conference Call:

UTi management will host an investor conference call today, December 5, 2013, at 8:00 a.m. PST (11:00 a.m. EST) to review the company’s financial results for the fiscal 2014 third quarter. Investment professionals are invited to participate in the live call by dialing 800-762-8779 (domestic) or 480-629-9771 (international) using conference ID 4652239. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com. The slides that will be referenced during the call will be available on the company’s website at www.go2uti.com (click on “Investor Relations” and then click on “Webcasts & Presentations”). The slides will contain disclosures of certain non-GAAP financial measures, which will be identified in the slides. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures will be included in the slides. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 11:00 a.m. PST, today, through December 9, 2013, by calling 800-406-7325 (domestic) or 303-590-3030 (international) and using replay passcode 4652239.

About UTi Worldwide:

UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.

Use of Non-GAAP Financial Information:

This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. UTi believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance and the company’s judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, the company has included information in this press release relating to organic revenue and organic net revenue changes, which are adjusted to exclude the impact of currency fluctuations between comparable periods. The company also has referred to operating expenses less purchased transportation costs, and to adjusted operating expenses less purchased transportation costs, which are operating expenses less purchased transportation costs that are further adjusted to exclude severance and other costs. The company has also included information relating to organic adjusted operating expenses less purchased transportation costs, which are adjusted operating expenses less purchased transportation costs that are further adjusted to exclude the impact of currency fluctuations between comparable periods. The company has further referred to non-GAAP net income attributable to UTi Worldwide Inc., which is adjusted to exclude severance costs and valuation allowances on deferred tax assets, as described above, and non-GAAP earnings per diluted share. This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. The company has also provided this information because such adjustments make performance information more comparable to prior disclosures for investors, and may enhance the ability of investors to analyze the company’s performance. For more information on these non-GAAP financial measures, please see the tables at the end of this press release.

Safe Harbor Statement:

Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such forward-looking statements may include, but are not limited to, statements about rate pressure continuing for the foreseeable future, the expected implementation of the company’s freight forwarding operating system, including expectations that approximately 70 percent of shipments will be on the new system at the end of fiscal 2014 and that the system rollout will be substantially complete by the middle of fiscal 2015, our anticipated removal of an additional $10-12 million of annualized pre-tax operating expenses before the end of our 2014 fiscal year, and our expectation that we will realize $75-95 million in gross annualized pre-tax operating expense reductions by the end of fiscal 2015, and any other statements not of an historical nature. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including but not limited to: volatility with respect to global trade, particularly as it relates to the global airfreight, ocean freight and contract logistics and distribution markets; global economic, political and market conditions, including those in Africa, Asia and EMENA; risks associated with the company’s business transformation initiative, which include unanticipated difficulties, delays, additional costs and expenses as well as the incurrence of additional severance and other charges as a result of such initiative; changes in interest and foreign exchange rates; risks that the company might be required to record impairment charges to goodwill or additional increases in its valuation allowance on deferred tax assets; risks associated with the company’s ability to satisfy financial covenants in connection with its credit facilities and note purchase agreement in the future and its ability to obtain waivers with respect to the covenants if needed and/or otherwise amend, refinance, renew or replace its credit facilities, note purchase agreement and other indebtedness on commercially reasonable terms or at all; risks associated with the profitability of certain operations and changes in statutory tax rates worldwide, changes in the geographic composition of the company’s worldwide taxable income, changes in the company’s unrecognized tax positions, and the impact of audit settlements with local tax authorities; volatile fuel costs; transportation capacity, pricing dynamics and the ability of the company to secure space on third party aircraft, ocean vessels and other modes of transportation; material interruptions in transportation services; risks of international operations; risks associated with, and the potential for penalties, fines, costs and expenses the company may incur as a result of the ongoing publicly announced governmental investigations into the international air freight and air cargo transportation industry and other related investigations and lawsuits; risks of adverse legal judgments and other liabilities not limited by contract or covered by insurance; the financial condition of the company’s customers; disruptions caused by epidemics, natural disasters, conflicts, wars and terrorism; and the other risks and uncertainties described in “Risk Factors” and “Forward-looking Statements” in the company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2013, any subsequently filed Quarterly Reports on Form 10-Q and as described in the company’s other filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the company’s forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

(Tables Follow)

UTi Worldwide Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three months ended		Nine months ended
	October 31,		October 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Revenues:
Airfreight forwarding	$342,447	$344,757	$1,021,396	$1,096,291
Ocean freight forwarding	334,622	323,247	957,087	960,369
Customs brokerage	37,948	29,655	100,074	88,335
Contract logistics	190,699	203,347	557,758	608,818
Distribution	157,301	152,767	450,257	448,169
Other	91,389	102,906	277,905	306,284

Total revenues	1,154,406	1,156,679	3,364,477	3,508,266
Other operating expenses:
Purchased transportation costs:
Airfreight forwarding	263,162	265,280	788,560	853,786
Ocean freight forwarding	279,388	271,604	801,711	806,835
Customs brokerage	7,317	1,375	12,691	4,154
Contract logistics	44,858	53,445	135,272	157,798
Distribution	110,096	104,833	314,308	304,065
Other	56,092	56,540	157,059	166,188
Staff costs	221,075	219,055	665,567	675,573
Depreciation	13,628	12,254	39,766	34,979
Amortization of intangible assets	5,730	2,974	11,276	9,376
Severance and other	13,184	9,097	19,033	12,921
Other operating expenses	132,630	137,542	397,936	403,341

Total other operating expenses	1,147,160	1,133,999	3,343,179	3,429,016
Operating income	7,246	22,680	21,298	79,250
Interest expense, net	(4,923)	(2,225)	(11,663)	(7,527)
Other expense, net	(294)	(208)	(1,256)	(508)

Pretax income	2,029	20,247	8,379	71,215
Provision for income taxes	9,334	7,378	30,054	23,899

Net (loss)/income	(7,305)	12,869	(21,675)	47,316
Net income attributable to non-controlling interests	1,770	2,321	4,262	4,999

Net (loss)/income attributable to UTi Worldwide Inc.	$(9,075)	$10,548	$(25,937)	$42,317

Basic (loss)/earnings per common share attributable to UTi Worldwide Inc. common shareholders	$(0.09)	$0.10	$(0.25)	$0.41

Diluted (loss)/earnings per common share attributable to UTi Worldwide Inc. common shareholders	$(0.09)	$0.10	$(0.25)	$0.41

Number of weighted average common shares outstanding used for per share calculations
Basic shares	104,746,663	103,736,084	104,450,366	103,468,700
Diluted shares	104,746,663	103,953,783	104,450,366	103,947,047

UTi Worldwide Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	October 31, 2013	January 31, 2013
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$171,220	$237,276
Trade receivables, net	1,084,040	898,809
Deferred income taxes	14,475	19,595
Other current assets	158,816	156,385

Total current assets	1,428,551	1,312,065
Property, plant and equipment, net	233,738	242,898
Goodwill and other intangible assets, net	474,265	457,635
Investments	1,110	969
Deferred income taxes	19,828	25,802
Other non-current assets	37,225	34,688

Total assets	$2,194,717	$2,074,057

LIABILITIES & EQUITY
Bank lines of credit	$174,965	$79,213
Short-term borrowings	2,017	1,129
Current portion of long-term borrowings	2,023	5,663
Current portion of capital lease obligations	12,209	11,377
Trade payables and other accrued liabilities	858,779	786,444
Income taxes payable	16,007	8,470
Deferred income taxes	2,112	2,775

Total current liabilities	1,068,112	895,071
Long-term borrowings, excluding current portion	203,219	204,434
Capital lease obligations, excluding current portion	66,142	73,538
Deferred income taxes	30,061	29,654
Other non-current liabilities	43,018	47,178
Commitments and contingencies
UTi Worldwide Inc. shareholders’ equity:
Common stock	514,658	505,237
Retained earnings	364,727	396,946
Accumulated other comprehensive loss	(110,468)	(92,348)

Total UTi Worldwide Inc. shareholders’ equity	768,917	809,835
Non-controlling interests	15,248	14,347

Total equity	784,165	824,182

Total liabilities and equity	$2,194,717	$2,074,057

UTi Worldwide Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine months ended October 31,
	2013	2012
	(Unaudited)
OPERATING ACTIVITIES:
Net (loss)/income	$(21,675)	$47,316
Adjustments to reconcile net (loss)/income to net cash used in operating activities:
Share-based compensation costs	9,782	11,689
Depreciation	39,766	34,979
Amortization of intangible assets	11,276	9,376
Amortization of debt issuance costs	524	931
Deferred income taxes	7,102	(2,937)
Uncertain tax positions	(4)	(1,136)
Excess tax benefits from share-based compensation	—	(9)
(Gain)/loss on disposal of property, plant and equipment	(548)	25
Provision for doubtful accounts	4,220	978
Proceeds from the sale of trade receivables	20,211	—
Other	3,375	1,450
Net changes in operating assets and liabilities	(142,891)	(160,135)

Net cash used in operating activities	(68,862)	(57,473)
INVESTING ACTIVITIES:
Purchases of property, plant and equipment, excluding software	(36,545)	(31,371)
Proceeds from disposals of property, plant and equipment	3,583	2,484
Purchases of software and other intangible assets	(27,484)	(26,792)
Net increase in other non-current assets	(3,292)	(406)
Other	—	99

Net cash used in investing activities	(63,738)	(55,986)
FINANCING ACTIVITIES:
Net borrowings under bank lines of credit	98,970	75,544
Net increase in short-term borrowings	1,031	10
Proceeds from issuances of long-term borrowings	639	3,629
Repayments of long-term borrowings	(5,514)	(21,180)
Debt issuance costs	—	(999)
Repayments of capital lease obligations	(10,168)	(13,757)
Distributions to non-controlling interests and other	(2,180)	(2,433)
Ordinary shares settled under share-based compensation plans	(2,487)	(3,042)
Proceeds from issuance of ordinary shares	3,345	1,671
Excess tax benefits from share-based compensation	—	9
Dividends paid	(6,282)	(6,223)

Net cash provided by financing activities	77,354	33,229
Effect of foreign exchange rate changes on cash and cash equivalents	(10,810)	(14,538)

Net decrease in cash and cash equivalents	(66,056)	(94,768)
Cash and cash equivalents at beginning of period	237,276	321,761

Cash and cash equivalents at end of period	$171,220	$226,993

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Three months ended October 31, 2013
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$778,446	$375,960	$—	$1,154,406

Purchased transportation costs	596,663	164,250	—	760,913
Staff costs	108,985	103,582	8,508	221,075
Depreciation	4,269	7,994	1,365	13,628
Amortization of intangible assets	4,404	1,205	121	5,730
Severance and other	6,083	7,004	97	13,184
Other operating expenses	44,390	79,485	8,755	132,630

Total operating expenses	764,794	363,520	18,846	1,147,160

Operating income/(loss)	$13,652	$12,440	$(18,846)	7,246

Interest expense, net				(4,923)
Other expense, net				(294)

Pretax income				2,029
Provision for income taxes				9,334

Net loss				(7,305)
Net income attributable to non-controlling interests				1,770

Net loss attributable to UTi Worldwide Inc.				$(9,075)

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Three months ended October 31, 2012
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$765,949	$390,730	$—	$1,156,679

Purchased transportation costs	586,356	166,721	—	753,077
Staff costs	102,476	109,166	7,413	219,055
Depreciation	3,858	7,463	933	12,254
Amortization of intangible assets	1,006	1,428	540	2,974
Severance and other	833	6,547	1,717	9,097
Other operating expenses	46,302	86,321	4,919	137,542

Total operating expenses	740,831	377,646	15,522	1,133,999

Operating income/(loss)	$25,118	$13,084	$(15,522)	22,680

Interest expense, net				(2,225)
Other expense, net				(208)

Pretax income				20,247
Provision for income taxes				7,378

Net income				12,869
Net income attributable to non-controlling interests				2,321

Net income attributable to UTi Worldwide Inc.				$10,548

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Nine months ended October 31, 2013
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$2,266,765	$1,097,712	$—	$3,364,477

Purchased transportation costs	1,732,000	477,601	—	2,209,601
Staff costs	322,856	314,999	27,712	665,567
Depreciation	12,491	23,356	3,919	39,766
Amortization of intangible assets	6,645	3,648	983	11,276
Severance and other	8,512	8,313	2,208	19,033
Other operating expenses	136,969	237,205	23,762	397,936

Total operating expenses	2,219,473	1,065,122	58,584	3,343,179

Operating income/(loss)	$47,292	$32,590	$(58,584)	21,298

Interest expense, net				(11,663)
Other expense, net				(1,256)

Pretax income				8,379
Provision for income taxes				30,054

Net loss				(21,675)
Net income attributable to non-controlling interests				4,262

Net loss attributable to UTi Worldwide Inc.				$(25,937)

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Nine months ended October 31, 2012
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$2,345,246	$1,163,020	$—	$3,508,266

Purchased transportation costs	1,802,610	490,216	—	2,292,826
Staff costs	316,510	333,858	25,205	675,573
Depreciation	12,108	20,863	2,008	34,979
Amortization of intangible assets	3,077	4,679	1,620	9,376
Severance and other	3,009	7,656	2,256	12,921
Other operating expenses	137,327	252,356	13,658	403,341

Total operating expenses	2,274,641	1,109,628	44,747	3,429,016

Operating income/(loss)	$70,605	$53,392	$(44,747)	79,250

Interest expense, net				(7,527)
Other expense, net				(508)

Pretax income				71,215
Provision for income taxes				23,899

Net income				47,316
Net income attributable to non-controlling interests				4,999

Net income attributable to UTi Worldwide Inc.				$42,317

UTi Worldwide Inc.

Geographic Reporting

(in thousands)

(Unaudited)

	Three months ended October 31, 2013
	Freight Forwarding Revenues	Contract Logistics and Distribution Revenues	Freight Forwarding Net Revenues	Contract Logistics and Distribution Net Revenues	Operating (Loss)/Income	Severance and Other
EMENA	$220,317	$58,031	$57,698	$33,883	$(6,682)	$4,855
Americas	164,113	206,693	47,938	90,803	3,854	2,627
Asia Pacific	262,281	22,567	50,957	15,791	15,374	1,431
Africa	131,735	88,669	25,190	71,233	13,546	4,174
Corporate	—	—	—	—	(18,846)	97

Total	$778,446	$375,960	$181,783	$211,710	$7,246	$13,184

	Three months ended October 31, 2012
	Freight Forwarding Revenues	Contract Logistics and Distribution Revenues	Freight Forwarding Net Revenues	Contract Logistics and Distribution Net Revenues	Operating (Loss)/Income	Severance and Other
EMENA	$214,715	$55,467	$57,300	$31,818	$(1,363)	$983
Americas	189,119	213,631	46,239	95,605	10,435	1,083
Asia Pacific	244,911	18,928	47,350	12,564	7,200	5,238
Africa	117,204	102,704	28,704	84,022	21,930	76
Corporate	—	—	—	—	(15,522)	1,717

Total	$765,949	$390,730	$179,593	$224,009	$22,680	$9,097

UTi Worldwide Inc.

Geographic Reporting

(in thousands)

(Unaudited)

	Nine months ended October 31, 2013
	Freight Forwarding Revenues	Contract Logistics and Distribution Revenues	Freight Forwarding Net Revenues	Contract Logistics and Distribution Net Revenues	Operating (Loss)/Income	Severance and Other
EMENA	$648,940	$167,898	$174,721	$98,641	$(10,088)	$6,774
Americas	519,652	600,134	140,404	264,668	8,837	3,520
Asia Pacific	745,549	61,413	146,528	41,272	39,016	2,035
Africa	352,624	268,267	73,112	215,530	42,117	4,496
Corporate	—	—	—	—	(58,584)	2,208

Total	$2,266,765	$1,097,712	$534,765	$620,111	$21,298	$19,033

	Nine months ended October 31, 2012
	Freight Forwarding Revenues	Contract Logistics and Distribution Revenues	Freight Forwarding Net Revenues	Contract Logistics and Distribution Net Revenues	Operating (Loss)/Income	Severance and Other
EMENA	$695,566	$178,503	$176,485	$103,495	$567	$3,212
Americas	570,992	615,362	141,270	274,479	26,704	2,007
Asia Pacific	729,538	54,436	143,086	35,718	31,358	5,313
Africa	349,150	314,719	81,795	259,112	65,368	133
Corporate	—	—	—	—	(44,747)	2,256

Total	$2,345,246	$1,163,020	$542,636	$672,804	$79,250	$12,921

UTi Worldwide Inc.

Supplemental Financial Information – Reconciliation to US GAAP

(in thousands, except per share amounts)

(Unaudited)

	Three months ended October 31, 2013	Three months ended October 31, 2012
GAAP Revenues	$1,154,406	$1,156,679
Less: Purchased transportation costs	(760,913)	(753,077)

Net revenues	$393,493	$403,602

GAAP Operating expenses	$1,147,160	$1,133,999
Less: Purchased transportation costs	(760,913)	(753,077)

Operating expenses less purchased transportation costs	386,247	380,922
Less: Adjustment for severance and other(1)(2)	(13,184)	(9,097)

Non-GAAP Operating expenses	$373,063	$371,825

GAAP Operating income	$7,246	$22,680
Add: Adjustment for severance and other(1)(2)	13,184	9,097

Non-GAAP Operating income	$20,430	$31,777

Non-GAAP operating income as a percentage of net revenues	5.2%	7.9%
GAAP Pretax income	$2,029	$20,247
Add: Adjustment for severance and other(1)(2)	13,184	9,097

Non-GAAP Pretax income	$15,213	$29,344

GAAP Provision for income taxes	$9,334	$7,378
Add: Adjustment for severance and other(3)	1,220	3,315
Less: Adjustment for deferred tax asset valuation allowance and other(4)	(5,229)	(716)

Non-GAAP Provision for income taxes	$5,325	$9,977

GAAP Net (loss)/income attributable to UTi Worldwide Inc.	$(9,075)	$10,548
Adjustment for:
Severance and other(1)(2)	13,184	9,097
Income tax effect severance and other(3)	(1,220)	(3,315)
Adjustment for deferred tax asset valuation allowance and other(4)	5,229	716

Non-GAAP Net income attributable to UTi Worldwide Inc.	$8,118	$17,046

GAAP Diluted (loss)/earnings per common share	$(0.09)	$0.10
Adjustment for:
Severance and other(1)(2)	0.13	0.09
Income tax effect severance and other(3)	(0.01)	(0.03)
Adjustment for deferred tax asset valuation allowance and other(4)	0.05	—

Non-GAAP Diluted earnings per common share	$0.08	$0.16

(1)	During the three months ended October 31, 2013 the company recorded pre-tax severance of $13,184 primarily related to transformation activities.
(2)	During the three months ended October 31, 2012, the company recorded pre-tax severance of $3,884 primarily related to transformation activities and accrued pre-tax expenses of $5,213 for a legal judgment relating to a 2006 warehouse fire.
(3)	The provision for income tax adjustment related to the severance and other costs were calculated based on the prevailing tax rate in each jurisdiction.
(4)	The company recorded additional tax expense exceeding its normalized tax rates. This is due to valuation allowances and the mix of taxable income across the company’s tax jurisdictions. The company’s estimated normalized tax rates on an adjusted basis is estimated to be 35%, and 34%, respectively, for the three months ended October 31, 2013, and 2012.

UTi Worldwide Inc.

Supplemental Financial Information – Reconciliation to US GAAP

(in thousands, except per share amounts)

(Unaudited)

	Nine months ended October 31, 2013	Nine months ended October 31, 2012
GAAP Revenues	$3,364,477	$3,508,266
Less: Purchased transportation costs	(2,209,601)	(2,292,826)

Net revenues	$1,154,876	$1,215,440

GAAP Operating expenses	$3,343,179	$3,429,016
Less: Purchased transportation costs	(2,209,601)	(2,292,826)

Operating expenses less purchased transportation costs	1,133,578	1,136,190
Less: Adjustment for severance and other(5)(6)	(19,033)	(12,921)

Non-GAAP Operating expenses	$1,114,545	$1,123,269

GAAP Operating income	$21,298	$79,250
Add: Adjustment for severance and other(5)(6)	19,033	12,921

Non-GAAP Operating income	$40,331	$92,171

Non-GAAP operating income as a percentage of net revenues	3.5%	7.6%
GAAP Pretax income	$8,379	$71,215
Add: Adjustment for severance and other(5)(6)	19,033	12,921

Non-GAAP Pretax income	$27,412	$84,136

GAAP Provision for income taxes	$30,054	$23,899
Add: Adjustment for severance and other(7)	1,582	4,336
Less: Adjustment for deferred tax asset valuation allowance and other(8)	(22,042)	371

Non-GAAP Provision for income taxes	$9,594	$28,606

GAAP Net (loss)/income attributable to UTi Worldwide Inc.	$(25,937)	$42,317
Adjustment for:
Severance and other(5)(6)	19,033	12,921
Income tax effect severance and other(7)	(1,582)	(4,336)
Adjustment for deferred tax asset valuation allowance and other(8)	22,042	(371)

Non-GAAP Net income attributable to UTi Worldwide Inc.	$13,556	$50,531

GAAP Diluted (loss)/earnings per common share	$(0.25)	$0.41
Adjustment for:
Severance and other(5)(6)	0.18	0.12
Income tax effect severance and other(7)	(0.02)	(0.04)
Adjustment for deferred tax asset valuation allowance and other(8)	0.22	—

Non-GAAP Diluted earnings per common share	$0.13	$0.49

(5)	During the nine months ended October 31, 2013, the company recorded pre-tax severance of $19,033 primarily related to transformation activities.
(6)	During the nine months ended October 31, 2012, the company recorded pre-tax severance of $7,708 primarily related to transformation activities and pre-tax accrued expenses of $5,213 for a legal judgment relating to a 2006 warehouse fire.
(7)	The provision for income tax adjustment related to the severance and other costs were calculated based on the prevailing tax rate in each jurisdiction.
(8)	The company recorded additional tax expense exceeding its normalized tax rates. This is due to valuation allowances and the mix of taxable income across the company’s tax jurisdictions. The company’s estimated normalized tax rates on an adjusted basis is estimated to be 35%, and 34%, respectively, for the nine months ended October 31, 2013, and 2012.

UTi Worldwide Inc.

Organic Growth Reconciliation

(Unaudited)

	Three months ended October 31, 2013
	Total Net Change	+/(-) Currency Impact	Organic Growth	+/(-) Non-GAAP Items(9)	Adjusted Organic Growth
Revenues	—%	3%	3%	—%	3%
Net revenues	(3)%	5%	2%	—%	2%
Operating expenses less purchased transportation costs	1%	4%	5%	(1)%	4%

	Nine months ended October 31, 2013
	Total Net Change	+/(-) Currency Impact	Organic Growth	+/(-) Non- GAAP Items(10)	Adjusted Organic Growth
Revenues	(4)%	3%	(1)%	—%	(1)%
Net revenues	(5)%	4%	(1)%	—%	(1)%
Operating expenses less purchased transportation costs	—%	4%	4%	(1)%	3%

(9)	During the three months ended October 31, 2012, the company recorded pre-tax severance of $3,884 primarily related to transformation activities and accrued pre-tax expenses of $5,213 for a legal judgment relating to a 2006 warehouse fire.
(10)	During the nine months ended October 31, 2012, the company recorded pre-tax severance of $7,708 primarily related to transformation activities and pre-tax accrued expenses of $5,213 for a legal judgment relating to a 2006 warehouse fire.

Set forth above is a reconciliation of the company’s organic growth rates and the growth rates based on the company’s GAAP reported results in the company’s revenues, net revenues and operating expenses less purchased transportation costs for the three and nine months ended October 31, 2013. Organic growth is a non-GAAP measure that excludes the impact of foreign currency translation.